As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL INSIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0493142
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

26025 Mureau Road

Calabasas, California 91302

(818) 871-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey E. Stiefler

Chairman, President and Chief Executive Officer

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

(818) 871-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven B. Stokdyk

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067-1725

(310) 712-6600

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,446,868	$17.75	$25,681,907	$3,253.90

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the registrant as reported on the Nasdaq National Market on June 15, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2004

1,446,868 Shares

Common Stock

This is an offering of shares of our common stock from time to time by the selling stockholders.

The selling stockholders may sell these shares directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If these shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or brokers’ commissions.

We will not receive any of the proceeds from the sales of shares of our common stock by the selling stockholders pursuant to this prospectus.

Our common stock is quoted on the Nasdaq National Market under the symbol “DGIN.” The last reported sale price of our common stock on June 16, 2004 was $18.10 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June     , 2004

You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

i

FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus and the documents incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or our anticipated financial performance, business prospects, anticipated capital expenditures and other similar matters and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “would”, “should”, “expect”, “plan”, “anticipate”, “intend”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” in our most recent Form 10-K incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements.

We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company’s businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the above address at prescribed rates. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

You can also obtain access to our reports and proxy statements, free of charge, on our website at www.digitalinsight.com as soon as reasonably practicable after such filings are electronically filed with the SEC. However, the information contained on our website is not part of this prospectus.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information modified or superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents below that we have previously filed with the SEC:

•	our registration statement on Form 8-A dated September 27, 1999, as amended in subsequent filings including Amendment No. 1 to our registration statement on Form S-3 dated April 12, 2002;

•	our annual report on Form 10-K for the year ended December 31, 2003;

•	our current report on Form 8-K/A dated January 29, 2004;

•	our current report on Form 8-K dated March 22, 2004;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2004; and

•	our current report on Form 8-K dated June 14, 2004.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of this offering will also be deemed to be incorporated by reference into this prospectus. Any statement that is modified or superseded will not, except as so modified or superseded, constitute part of this prospectus.

You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Investor Relations

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Telephone: (818) 871-0000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling stockholder of the shares of our common stock offered by this prospectus.

SELLING STOCKHOLDERS

The shares of our common stock were originally issued by us to the selling stockholders in a private offering exempt from the registration requirements of the Securities Act of 1933. The selling stockholders, including their pledgees, donees, assignees, transferees or their successors, may from time to time offer and sell pursuant to this prospectus or a supplement hereto any or all of the shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as the permitted pledges, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests, whether they receive such shares as a gift, partnership distribution or other non-sale related transfer.

The table below sets forth the name of each selling stockholder and the number of shares of our common stock beneficially owned by each selling stockholder that may be offered pursuant to this prospectus. Unless set forth below, to our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

We have prepared the table based on information given to us by or on behalf of the selling stockholders on or prior to June 16, 2004. The selling stockholders may offer all, some or none of the shares of our common stock. Because the selling stockholders may offer all or some portion of the shares of our common stock, no estimate can be given as to the number of shares of our common stock that will be held by the selling stockholders upon termination of any sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

Name	Number of Shares Owned Before Offering	Number of Shares Offered for Sale	Number of Shares Owned After Offering	Percentage of Shares Owned After Offering
Yuval Almog (1)	1,057	1,057	0	*
Charles M. Ankeny	624	624	0	*
Jeffrey Bradford Baker	1	1	0	*
William Roy Baumel (2)	3	3	0	*
Karen M. Boezi (3)	3	3	0	*
BT Investment Partners, Inc. (4)	282	282	0	*
Bottomline Technologies (DE), Inc.	141	141	0	*
Aviram Cohen	493	493	0	*
Avraham Cohen	493	493	0	*
Conning Capital Partners VI, L.P. (5)	469,957	469,957	0	*
The Coral Group, Inc. Retirement Plan FBO Yuval Almog (6)	8	8	0	*
The Coral Group, Inc. Retirement Plan FBO William Roy Baumel (7)	564	564	0	*
The Coral Group, Inc. Retirement Plan FBO Karen Boezi (8)	461	461	0	*
The Coral Group, Inc. Retirement Plan FBO Mark C. Headrick (9)	347	347	0	*
Coral Partners IV, Limited Partnership (10)	108,408	108,408	0	*
Coral Partners V, Limited Partnership (11)	87,871	87,871	0	*

Name	Number of Shares Owned Before Offering	Number of Shares Offered for Sale	Number of Shares Owned After Offering	Percentage of Shares Owned After Offering
Coral Technology Supplemental Fund IV, Limited Partnership (12)	42,922	42,922	0	*
Coral Technology Supplemental Fund V, Limited Partnership (13)	107,307	107,307	0	*
Cordova Enhanced Fund, LP (14)	80,044	80,044	0	*
Gary Craft	28	28	0	*
Beverly Drew	348	348	0	*
DRW Venture Partners LP (15)	297	297	0	*
Joseph Harrison Estes	781	781	0	*
Stephen M. Gordon	13	13	0	*
Guarantee & Trust Co. TTE FBO Yuval Almog IRA DTD 04-25-94 (16)	10	10	0	*
Harald R. Hansen	2,832	2,832	0	*
Mark C. Headrick (17)	172	172	0	*
HMCH Ventures (18)	5,941	5,941	0	*
HVST Limited Partnership (19)	7,834	7,834	0	*
William P. Leonard	1,875	1,875	0	*
LiveOak Equity Partners, L.P. (20)	78,675	78,675	0	*
Peter H. McNerney (21)	220	220	0	*
J. Michael Meyer	3,901	3,901	0	*
G. Ann Mitcham	1,645	1,645	0	*
Peter Pak	3,886	3,886	0	*
Middleton Albert Parker, Jr.	312	312	0	*
Christopher Owen Polvi	1,630	1,630	0	*
The Pyramid Trust (22)	1,555	1,555	0	*
Saints Ventures LLC (23)	31,267	31,267	0	*
Silicon Valley Bancshares (24)	7,838	2,555	5,283	*
SunTrust Banks, Inc. (25)	11,416	11,416	0	*
SunTrust Capital Markets, Inc. (26)	6,449	6,449	0	*
SunTrust Equity Funding, LLC (27)	122,757	122,757	0	*
Sybase, Inc.	565	565	0	*
TechnoPlus Ventures Ltd. (28)	24,651	24,651	0	*
TTP Fund, LP (29)	77,461	77,461	0	*
Washington Mutual, Inc.	156,338	156,338	0	*
Other	468	468	0	*

Total	1,452,151	1,446,868	5,283	*

*	Less than one percent.

(1)	See also footnotes 6, 7, 8, 9, 10, 11, 12, 13 and 16.

(2)	See also footnote 7.

(3)	See also footnote 8.

(4)	Deutsche Bank AG, the parent company of BT Investment Partners, Inc., has voting and disposition rights over the shares held by BT Investment Partners, Inc.

(5)	Conning Investment Partners VI, LLC is the General Partner of Conning Capital Partners VI, L.P. CCP Fund Managers, LLC is the Managing Member of Conning Investment Partners VI, LLC. The six members of the Executive Committee and Investment Committee of CCP Fund Managers, LLC, have voting and disposition rights over the shares held by Conning Capital Partners VI, L.P.

(6)	Yuval Almog, Peter H. McNerney and Linda Watchmaker are the trustees of the Coral Group, Inc. Retirement Plan and have voting rights over the shares held by the Coral Group, Inc. Retirement Plan for the benefit of Yuval Almog, and Yuval Almog has disposition rights over such shares.

(7)	Yuval Almog, Peter H. McNerney and Linda Watchmaker are the trustees of the Coral Group, Inc. Retirement Plan and have voting rights over the shares held by the Coral Group, Inc. Retirement Plan for the benefit of William Roy Baumel, and William Roy Baumel has disposition rights over such shares.

(8)	Yuval Almog, Peter H. McNerney and Linda Watchmaker are the trustees of the Coral Group, Inc. Retirement Plan and have voting rights over the shares held by the Coral Group, Inc. Retirement Plan for the benefit of Karen M. Boezi, and Karen M. Boezi has disposition rights over such shares.

(9)	Yuval Almog, Peter H. McNerney and Linda Watchmaker are the trustees of the Coral Group, Inc. Retirement Plan and have voting rights over the shares held by the Coral Group, Inc. Retirement Plan for the benefit of Mark C. Headrick, and Mark C. Headrick has disposition rights over such shares.

(10)	Coral Management Partners IV, Limited Partnership is the General Partner of Coral Partners IV, Limited Partnership. Yuval Almog and Peter H. McNerney, the General Partners of Coral Management Partners IV, Limited Partnership, have voting and disposition rights over the shares held by Coral Partners IV, Limited Partnership.

(11)	Coral Management Partners V, Limited Partnership is the General Partner of Coral Partners V, Limited Partnership. Yuval Almog and Peter H. McNerney, the General Partners of Coral Management Partners V, Limited Partnership, have voting and disposition rights over the shares held by Coral Partners V, Limited Partnership.

(12)	Coral Technology Management Partners, LLC is the General Partner of Coral Technology Supplemental Fund IV, Limited Partnership. Yuval Almog, the Managing Member of Coral Technology Management Partners, LLC, has voting and disposition rights over the shares held by Coral Technology Supplemental Fund IV, Limited Partnership.

(13)	Coral Technology Management Partners, LLC is the General Partner of Coral Technology Supplemental Fund V, Limited Partnership. Yuval Almog, the Managing Member of Coral Technology Management Partners, LLC, has voting and disposition rights over the shares held by Coral Technology Supplemental Fund V, Limited Partnership.

(14)	Cordova Capital II, LLC is the General Partner of Cordova Enhanced Fund, LP. The President and any Vice President of Cordova Capital II, LLC have voting and disposition rights over the shares held by Cordova Enhanced Fund, LP.

(15)	RBC Capital Investment Holdings (USA) Inc. is the General Partner of DRW Venture Partners LP. Mary Zimmer, Vice President and Chief Operating Officer of RBC Capital Investments Holdings (USA) Inc, has voting and disposition rights over the shares held by DRW Venture Partners LP.

(16)	Yuval Almog is the trustee of Guarantee & Trust Co. TTE FBO Yuval Almog IRA DTD 04-25-94 and has voting rights and disposition rights over the shares held by Guarantee & Trust Co. TTE FBO Yuval Almog IRA DTD 04-25-94.

(17)	See also footnote 9.

(18)	Roger L. Headrick, the Managing General Partner of HMCH Ventures, has voting and disposition rights over all shares held by HMCH Ventures.

(19)	Harvest II Ltd., the General Partner of HVST Limited Partnership, has voting and disposition rights over the shares held by HVST Limited Partnership. The approval of two out of the three of Ofer Neeman, Motti Hoss and Shmuel Shilo is required for action by Harvest II Ltd.

(20)	J.A Gilbert GP, LLC is the management company for LiveOak Equity Partners, L.P. James A. Gilbert, the Managing Member of J.A Gilbert GP, LLC, has voting and disposition rights over the shares held by LiveOak Equity Partners, L.P.

(21)	See also footnotes 6, 7, 8, 9, 10 and 11.

(22)	Gerardo Rosenkranz is the trustee of The Pyramid Trust. Gerardo Rosenkranz has voting and disposition rights over all shares held by The Pyramid Trust.

(23)	The Managing Director of Saints Ventures LLC, currently Kenneth Sawyer, has voting and disposition rights over the shares held by Saints Ventures LLC.

(24)	Silicon Valley Bancshares directly holds 2,555 shares of Digital Insight common stock and has warrants to purchase 5,283 shares of Digital Insight common stock.

(25)	SunTrust Banks, Inc. also has beneficial ownership of 129,206 shares held by SunTrust Capital Markets, Inc. (see footnote 26) and SunTrust Equity Funding, LLC (see footnote 27).

(26)	SunTrust Banks, Inc., the parent company of SunTrust Capital Markets, Inc., has voting and disposition rights over the shares held by SunTrust Capital Markets, Inc.

(27)	SunTrust Banks, Inc., the sole member of SunTrust Equity Funding, LLC, has voting and disposition rights over the shares held by SunTrust Equity Funding, LLC.

(28)	Itamar Patishi, Chairman and Chief Executive Officer of Technoplus Ventures Ltd., has voting and disposition rights over the shares held by Technoplus Ventures Ltd.

(29)	The Managing Partner of TTP Fund, LP, currently Gardiner W. Garrard, III, has voting and disposition rights over the shares held by TTP Fund, LP.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit holders to conduct secondary trading of these securities from time to time after the date of the prospectus. We will not receive any of the proceeds from the offering of the shares of our common stock by the selling stockholders.

The selling stockholders, or their pledgees, donees, assignees or transferees of, or other successors in interest to, the selling stockholders, may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of the shares of our common stock for whom they may act as agent. The shares of our common stock may be sold from time to time in one or more transactions at fixed prices, which may be changed, prevailing market prices at the time of sale, varying pricing determined at the time of sale or negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them hereby will be the purchase price of the shares less discounts and commissions, if any.

The sale of the shares of our common stock may be effected in one or more of the following methods:

•	on any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•	in transactions otherwise than on such exchanges or services in the over-the-counter market;

•	through the writing of options, whether the options are listed on an option exchange or otherwise; or

•	through the settlement of short sales.

These transactions may include crosses or block transactions. Crosses are transaction in which the same broker acts as agent on both sides of the trade.

In connection with the sales of shares of our common stock or otherwise, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the shares of our common stock in the course of hedging their positions. A selling stockholder may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares of common stock we have registered, which the broker-dealer may resell by this prospectus.

The selling stockholders or their successors in interest may also sell shares of our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell the shares.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the selling stockholders. Selling stockholders may not sell any, or may not sell all, of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer shares of our common stock by other means not described in this prospectus.

The outstanding shares of our common stock are listed for trading on the Nasdaq National Market under the symbol “DGIN.”

The selling stockholders and any broker and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

We may be required to file a supplemented prospectus in connection with any activities involving a selling stockholder which may be deemed to be an underwriting. In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a selling stockholder, or any other broker-dealer, is acting as principal or agent for the selling stockholder, (2) the compensation to be received by an underwriter selected by a selling stockholder or any broker-dealer, for acting as principal or agent for a selling stockholder, and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares of common stock may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

We entered into a registration rights agreement for the benefit of certain stockholders to register their shares of our common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling stockholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the shares of our common stock, including liabilities under the Securities Act.

Our obligation to keep the registration statement of which this prospectus is a part effective is subject to specified, permitted exceptions. In these cases, we may prohibit offers and sales of shares of our common stock pursuant to such registration statement.

We have agreed, among other things, to bear all expenses, other than any underwriting discounts and commissions and brokers’ commissions, in connection with the registration and sale of the shares of our common stock covered by this prospectus. We estimate our portion of the expenses to be approximately $100,000.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and financial statement schedule of Digital Insight Corporation as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Magnet Communications, Inc. as of and for the year ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

We are paying all of the selling stockholders’ expenses related to this offering, except the selling stockholders will pay any applicable underwriting discounts or commissions or brokers’ commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by us in connection with this registration statement and the distribution of the shares of our common stock registered by this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$3,253.90
Nasdaq National Market listing fee for shares of common stock	14,468.68
Legal fees and expenses	50,000.00
Accounting fees and expenses	20,000.00
Printing fees	5,000.00
Miscellaneous fees and expenses	7,277.42

Total	$100,000.00

Item 15.	Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Restated Bylaws, as amended, of the registrant provide that: (1) the registrant is required to indemnify its directors and executive officers and persons serving in these capacities in other business enterprises (including, for example, subsidiaries of the registrant) at the registrant’s request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (2) the registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (3) the rights conferred in the Bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, executive officers and employees; and (4) the registrant may not retroactively amend the Bylaw provisions in a way that is adverse to the directors, executive officers and employees who benefit from these protections.

The registrant’s policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Restated Bylaws, as amended, as well as certain additional procedural protections. In addition, these indemnity agreements provide that parties to the indemnification agreements will be indemnified to the fullest possible extent not prohibited by law against any and all expenses such as federal, state, local or foreign taxes imposed on the indemnitee as a result of the actual or deemed receipt of any payments under the indemnification agreement, judgments, fines, penalties and amounts paid in settlement, as long as the settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld, actually and reasonably incurred in relation to the indemnitee’s position as a director, officer, employee, agent or fiduciary of the registrant, or any subsidiary of the registrant, or in relation to the indemnitee’s service at the request of the registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or in relation to indemnitee’s action or inaction while serving in such a capacity. The registrant will not be obligated pursuant to the indemnity agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, counterclaim or crossclaim, except with respect to proceedings specifically authorized by the registrant’s board of directors or brought to enforce a right to indemnification under the indemnity agreement, the registrant’s Restated Bylaws, as amended, or any statute or law. Under the agreements, the registrant is not obligated to indemnify the indemnified party (1) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in that proceeding was not made in good faith or was frivolous; (2) for any amounts paid in settlement of a proceeding unless the registrant consents to a settlement; (3) with respect to any proceeding brought by the registrant against the indemnified party for willful misconduct, unless a court determines that each of the claims was not made in good faith or was frivolous; (4) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the registrant under the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; (5) on account of the indemnified party’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (6) an account of any conduct from which the indemnified party derived an improper personal benefit; (7) on account of conduct the indemnified party believed to be contrary to the best interests of the registrant or its stockholders; (8) on account of conduct that constituted a breach of the indemnified party’s duty of loyalty to the registrant or its stockholders; or (9) if a final decision by a court having jurisdiction in the matter shall determine that the indemnification is not lawful.

The indemnification provision in the registrant’s Third Amended and Restated Certificate of Incorporation and Restated Bylaws, as amended, and the indemnification agreements entered into between the registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933.

Item 16.	Exhibits

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed on June 25, 1999).

4.2	Restated Bylaws of the registrant and Amendments One through Seven thereto (incorporated by reference to Exhibit 3.2 to the registrant’s annual report on Form 10-K for the year ended December 31, 2002 and Exhibit 3.3 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2003).

4.3	Amendment Eight to the Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

4.6	Registration Rights Agreement, dated as of November 25, 2003, among the registrant and the parties named therein (incorporated by reference to Exhibit 10.21 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on page II-6 of this registration statement).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Digital Insight Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, state of California, on June 17, 2004.

DIGITAL INSIGHT CORPORATION

By:	/s/ Jeffrey E. Stiefler
Jeffrey E. Stiefler Chairman, President and Chief Executive Officer

POWERS OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints Jeffrey E. Stiefler and Elizabeth S.C.S. Murray, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeffrey E. Stiefler Jeffrey E. Stiefler	Chairman, President and Chief Executive Officer	June 17, 2004

/s/ Elizabeth S.C.S. Murray Elizabeth S.C.S. Murray	Executive Vice President and Chief Financial Officer	June 17, 2004

/s/ John C. Dorman John C. Dorman	Director	June 17, 2004

/s/ Henry T. DeNero Henry T. DeNero	Director	June 17, 2004

/s/ Michael R. Hallman Michael R. Hallman	Director	June 17, 2004

/s/ James H. McGuire James H. McGuire	Director	June 17, 2004

/s/ Robert L. North Robert L. North	Director	June 17, 2004

/s/ Greg J. Santora Greg J. Santora	Director	June 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed on June 25, 1999).

4.2	Restated Bylaws of the registrant and Amendments One through Seven thereto (incorporated by reference to Exhibit 3.2 to the registrant’s annual report on Form 10-K for the year ended December 31, 2002 and Exhibit 3.3 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2003).

4.3	Amendment Eight to the Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

4.6	Registration Rights Agreement, dated as of November 25, 2003, among the registrant and the parties named therein (incorporated by reference to Exhibit 10.21 to the registrant’s annual report on Form 10-K for the year ended December 31, 2003).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on page II-6 of this registration statement).